                                                                  EXHIBIT 10(h)


                   [SANDS BROTHERS & CO., LTD. LETTERHEAD]





                                               September 12, 1996



Universal Medical Systems, Inc.
13825 Icot Boulevard, Suite 613
Clearwater, Florida 34620

Attn:    Dennis D. Cole
         Vice President - General Counsel

Dear Mr. Cole:

This is to confirm our understanding that Sands Brothers & Co., Ltd. ("Sands Brothers") has been engaged as exclusive financial adviser and consultant to Universal Medical Systems, Inc., its subsidiaries and affiliates (collectively the "Company") with respect to corporate finance, merger and acquisition and financial services matters, for a three year period commencing with your acceptance of this agreement.

         For purposes of this agreement, the term "Acquisition Transaction" means (i) any merger, consolidation, reorganization or other business combination pursuant to which the businesses of a third party are combined with that of the Company, (ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or common equity of a third party by way of negotiated purchase or otherwise or (iii) the acquisition, directly or indirectly, by a third party of all or a substantial portion of the assets or common equity of the Company by way of negotiated purchase or otherwise, which in the case of clause (i) (ii) or (iii) has been directly or indirectly initiated by Sands Brothers. In addition, for purposes of this agreement, the term "Financing Transaction" means a public or private placement, offering, syndication or other sale of equity or debt securities of the Company or other on-balance sheet or off-balance sheet corporate finance transaction of the Company.





Revision date:  10/20/93

Mr. Dennis D. Cole
September 12, 1996
Page -2-

A.  FINANCIAL ADVISORY SERVICES

         The Company hereby retains Sands Brothers to perform consulting services related to corporate finance and financial services matters. In this regard, Sands Brothers shall devote such business, time and attention to matters on which the Company shall request its services, as shall be determined by Sands Brothers in its discretion. All services shall be rendered by Sands Brothers in New York City unless otherwise determined by Sands Brothers. The fee for such services shall be an initial payment of $12,000 and $12,000 per calendar quarter in advance, commencing on October 1, 1996, which fee shall accrue until initial bridge financing contemplated herein is consummated, in addition to any other compensation and reimbursement of expenses described herein. Anything contained herein to the contrary notwithstanding, in Sands Brothers' sole discretion, such fee may be paid in warrants and/or shares of Common Stock of the Company upon such terms and conditions as may be mutually be agreed upon.

         During the term of this agreement, Sands Brothers shall provide the Company with such regular and customary financial advisory services as is reasonably requested by the Company, provided that Sands Brothers shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. In performance of its duties, Sands Brothers shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of Sands Brothers' advice is not measurable in a quantitative manner, and Sands Brothers shall be obligated to render advice, upon the request of the Company, in good faith, as shall be determined by Sands Brothers, but shall not be obligated to spend any specific amount of time in doing so. Sands Brothers' duties may include, but will not necessarily be limited to:

         (i) advice regarding formation of corporate goals and their implementation.

         (ii) advice regarding the financial structure of the Company, its divisions or subsidiaries or any programs and projects undertaken by the Company;

         (iii) advice regarding the securing, when necessary and if possible, of financing (other than with respect to a Financing Transaction);

         (iv) advice regarding corporate organization, personnel and selection of needed specialty skills; and

         (v) review of possible joint venture, merger, acquisition or similar proposals for the Company (other than with respect to an Acquisition Transaction).

         The Company acknowledges that Sands Brothers or its affiliates are in the business of providing financial advisory services (of all types contemplated by this agreement) to





Revision date:  09/12/96

Mr. Dennis D. Cole
September 12, 1996
Page -3-

others. Nothing herein continued shall be construed to limit or restrict Sands Brothers in conducting such business with respect to others, or in rendering such advice to others.


B.  ACQUISITION TRANSACTION

         In connection with a proposed Acquisition Transaction, Sands Brothers' financial advisory services will include the following: (i) assistance in the evaluation of a third party from a financial point of view, (ii) assistance and advice with respect to the form and structure of the Acquisition Transaction and the financing thereof, (iii) conducting discussions and negotiations regarding an Acquisition Transaction and (iv) providing other related financial advice and assistance as the Company may reasonably request in connection with an Acquisition Transaction.

         For purpose of this agreement, "Consideration" means the aggregate value, whether in cash, securities, assumption (or purchase subject to) of debt or liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities and guarantees), or other property, obligations or services, paid or payable directly or indirectly (in escrow or otherwise) or otherwise assumed in connection with an Acquisition Transaction. The value of such Consideration shall be determined as follows:

         (a) the value of securities, liabilities, obligations, property and services shall be the fair market value as we shall mutually agree upon at the date of the closing of the Acquisition Transaction; and

         (b) the value of indebtedness, including indebtedness assumed, shall be the face amount.

         If the Consideration payable in an Acquisition Transaction includes contingent payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance, then any fees of Sands Brothers relating to such consideration shall be payable at the earlier of (i) the receipt of such Consideration or (ii) the time that the amount of such Consideration can be determined.

         In connection with our services, you agree, if during the period Sands Brothers is retained by you or, within two years thereafter, whether or not this letter agreement has been terminated by you prior to the expiration of its term, an Acquisition Transaction is consummated with a third party, or the Company enters into a definitive agreement with a third party, which at any time thereafter results in an Acquisition Transaction, you will pay Sands Brothers a transaction fee of (i) cash in an amount equal to five (5%) percent of the Consideration paid or payable in connection with such Acquisition Transaction and (ii) an equity participation in the surviving entity of the Acquisition Transaction, in an amount and upon such terms and conditions as may be mutually agreed upon by the parties.





Revision date:  09/12/96

Mr. Dennis D. Cole
September 12, 1996
Page -4-

C.  FINANCING TRANSACTION

         The Company hereby grants Sands Brothers the right of first refusal to underwrite or place any Financing Transaction (excluding sales to employees) of the Company, or any subsidiary or successor of the Company, during the term hereof. It is understood that if such a proposed financing is offered to Sands Brothers, Sands Brothers shall have thirty (30) days in which to determine whether or not to accept such offer and, if Sands Brothers refuses, and provided that such a financing is consummated (a) with another underwriter or placement agent upon the same terms and conditions as those offered to Sands Brothers and (b) within six months after the end of the aforesaid thirty (30) day period, this right of first refusal shall thereafter be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clauses (a) and (b) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this Section C.

         It is contemplated by the parties hereto upon execution hereof, to organize a bridge financing in an aggregate amount of approximately $1,100,000 to $1,500,000. Subsequently, and upon listing in NASDAQ by the Company, the parties hereto further agree to organize a financing of the Company's securities, in an approximate aggregate amount of $8,000,000 to $10,000,000.

         In addition, you agree if, during the period Sands Brothers is retained by you or, within two years thereafter, whether or not this letter agreement has been terminated by you prior to the expiration of its term a Financing Transaction is consummated with a third party financing source directly or indirectly introduced by Sands Brothers ("Financing Source"), or the Company enters into a definitive agreement with a Financing Source, which at any time thereafter results in a Financing Transaction, you will pay Sands Brothers a financing fee equal to the usual and customary fee paid to Sands Brothers for such a transaction of similar size and structure to that of the Financing Transaction.

D.  BOARD DESIGNATION

         So long as this agreement remains in effect, the Company will, at Sands Brothers' option and if so requested by Sands Brothers, recommend and use its best efforts to elect a designee of Sands Brothers, which designee shall be Mark G. Hollo, at the option of Sands Brothers, either as a member of or a nonvoting advisor to its Board of Directors, such designee, if elected or appointed, shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation.





Revision date:  09/12/96

Mr. Dennis D. Cole
September 12, 1996
Page -5-

         To the extent permitted by law, the Company hereby agrees to indemnify Sands Brothers and its designee for the actions of such designee as a director of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it hereby agrees, if possible, to include each of Sands Brothers and its designee as an insured under such policy.

         If Sands Brothers does not exercise its option to designate a member of or advisor to the Company's Board of Directors, Sands Brothers shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give Sands Brothers notice of each such meeting and to provide Sands Brothers with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

E.  EQUITY PARTICIPATION

         In consideration of Sands Brothers agreeing to provide these services and upon execution of this agreement, the Company shall issue to Sands Brothers and/or its designee(s), warrants (the "Warrants") to purchase an amount of shares of the Company's Common Stock equal to nine percent of the issued and outstanding shares on a fully diluted basis.

         The Warrants will be exercisable for a five year period commencing on the date hereof (the "Warrant Exercise Term"). The Warrants shall be initially exercisable at a price per share of Common Stock equal to $2.00 per share of Common Stock and shall be exercisable at any time and from time to time, in whole or in part, during the Warrant Exercise Team.

         The Warrants shall contain such terms and conditions as are satisfactory in form and substance to Sands Brothers, the Company and their respective counsel, including, without limitation, anti-dilution and registration provisions.

         At any time during the Warrant Exercise Term, Sands Brothers and/or its designee(s) (or the then holders of a majority of the Shares underlying the Warrants) shall have the right to require the Company to prepare and file one new Registration Statement, if then required under the Securities Act of 1933, as amended (the "Act"), covering all or any portion of the Warrants and/or the shares of Common Stock underlying the Warrants (the "Warrant Securities"). The Company shall bear all expenses incurred in the preparation and filing of such Registration Statement, except the holders of the Warrants shall pay any underwriting discounts or commissions and the expenses of their own legal counsel.





Revision date:  09/12/96

Mr. Dennis D. Cole
September 12, 1996
Page -6-

         In addition, if at any time during the five years after date hereof, the Company shall prepare and file one or more Registration Statements under the Act, including, without limitation, Form S-8 (but excluding Form S-4 or successor forms), with respect to a public offering of equity or debt securities of the Company held by its shareholders or employees and consultants, the Company will include in any such Registration Statement such information as may be required to permit a public offering of the Warrants or the shares of Common Stock underlying the Warrants held by Sands Brothers and/or its designee(s) as may be requested. The Company shall bear all fees and expenses incurred by the Company in connection with the preparation and filing of such Post-Effective Amendment or new Registration Statement. In the event of such a proposed registration, the Company shall furnish the then holders of the Warrant Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such Registration Statement. Such notice shall continue to be given by the Company to such holders of outstanding Warrant Securities until such time as all of the Warrant Securities have been registered. The holders of the Warrant Securities shall exercise the "piggy- back" rights provided for herein by giving written notice, within twenty (20) days of the receipt of the Company's notice of its intention to file a Registration Statement.

F.  GENERAL

         In addition to any fees that may be payable to Sands Brothers under this agreement, the Company agrees to reimburse Sands Brothers, upon requests made from time to time, for all of its reasonable out-of-pocket expenses incurred in connection with its disbursements of its legal counsel in connection with the preparation and negotiation of this agreement, whether or not this letter agreement has been terminated by the Company prior to the expiration of its term.

         If, in connection with any services or matters that are the subject of this agreement, Sands Brothers becomes involved as party to any action or legal proceeding, the Company agrees to reimburse Sands Brothers for the reasonable legal fees and disbursements of counsel and other expenses (including the cost of investigation and preparation) incurred by Sands Brothers. The Company also agree to indemnify and holds Sands Brothers harmless against any losses, claims, damages or liabilities, joint or several, to which Sands Brothers may become subject in connection with the services which are the subject of this agreement, provided, however, that the Company shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability resulted from the willful misfeasance or gross negligence of Sands Brothers. The provisions of this paragraph shall survive the expiration of the period of this agreement set forth in the first paragraph hereof. The Company's agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person, if any, who may be deemed to control Sands Brothers.





Revision date:  09/12/96

Mr. Dennis D. Cole
September 12, 1996
Page -7-

         This letter constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in writing and signed by both parties. This agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of laws thereof. Neither the execution and delivery of this letter by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company, or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any prepayment or other penalty with respect thereto.

         This letter agreement may be terminated at any time by the Company upon (i) thirty days prior written notice to Sands Brothers and (ii) the payment by the Company to Sands Brothers in the amount equal to the product of
(x) $3,000 and (y) the number of remaining months of the term of this letter agreement, inclusive of the month in which such termination is being made.

         If the foregoing correctly sets forth the terms of our agreement, kindly to indicate by signing and returning the enclosed copy of this letter.

                                        Very truly yours,

                                        SANDS BROTHERS & CO., LTD.



                                        By: /s/ Mark G. Hollo
                                            ------------------------------------
                                            Mark G. Hollo,
                                            Managing Director

Accepted and Agreed
this 19th day of September, 1996

UNIVERSAL MEDICAL SYSTEMS, INC.

By: /s/ Myron A. Baker
    -----------------------------------
        Myron A. Baker, Chairman & CEO

Attest: /s/ Dennis D. Cole
        -------------------------------
            Dennis D. Cole
            Vice President, General
            Counsel & Secretary





Revision date:  09/12/96